UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2017

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Randy Beller resigned from the Board of Directors of Soupman, Inc. (the “Company”) on May 23, 2017. Mr. Beller’s resignation was not the result of any dispute or disagreement with the Company.

Item 8.01   Other Events

On May 23, 2017, Robert N. Bertrand, the Chief Financial Officer and President of the Company, was charged in Federal Court in Brooklyn, New York with 20 counts of failure to pay Medicare, Social security and federal income taxes for the period between 2010 and 2014.  As alleged in the indictment, from 2010 through 2014, the Company’s total approximate unreported cash and stock compensation was $2,850,967.59, and the total approximate tax loss to the United States was allegedly $593,971.52.

Mr. Bertrand has been suspended from his position with the Company pending the outcome of this matter. The Company intends to begin a search for a replacement Chief Financial Officer. The Company will also immediately begin an internal investigation into its quarterly and annual public filings to determine any material discrepancies which would require a restatement.

On May 23, 2017, the Company issued the attached press release regarding Mr. Bertrand. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Soupman, Inc. press release dated May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2017	SOUPMAN, INC.

	By:	/s/ Jamieson Karson
Name: Jamieson Karson
Title: CEO